Exhibit 99.10


                                    [FORM OF]
                          NOTICE OF GUARANTEED DELIVERY
                           FOR SUBSCRIPTION AGREEMENTS

                            WHITE RIVER CAPITAL, INC.

                        3,500,000 SHARES OF COMMON STOCK
               OFFERED PURSUANT TO A SUBSCRIPTION OFFERING MADE TO
                  SHAREHOLDERS OF UNION ACCEPTANCE CORPORATION


     This form, or one substantially equivalent to this form, must be used to subscribe for shares pursuant to the Subscription Offering described in the Proxy Statement/Prospectus dated _________ __, 2005 (the "Proxy Statement/Prospectus") of White River Capital, Inc., an Indiana corporation, and Union Acceptance Corporation, an Indiana corporation, if a subscriber cannot deliver the Subscription Agreement(s) for the subscriptions to the subscription agent, Computershare Trust Company of New York, at or prior to 5:00 p.m., Eastern Daylight Time, on ___________ __, 2005 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by hand, facsimile transmission or mail to the subscription agent, and must be received by the subscription agent at or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date. See the discussion set forth under "The Subscription Offering - Notice of Guaranteed Delivery" in the Proxy Statement/Prospectus.

     Even if you deliver your Subscription Agreement after the Expiration Date in accordance with the guaranteed delivery procedures, payment of the Subscription Price of $10.00 per share for each share of common stock of White River Capital, Inc. ("White River Common Stock") subscribed for must be received by Computershare Trust Company of New York in the manner specified in the Proxy Statement/Prospectus at or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

The subscription agent is:
                     Computershare Trust Company of New York

By Mail:                                      By Hand or by Overnight Courier:

Computershare Trust Company                   Computershare Trust Company
   of New York                                 of New York
Wall Street Station                           Wall Street Plaza
P.O. Box 1010                                 88 Pine Street, 19th Floor
New York, New York 10268-1010                 New York, New York 10005


Facsimile Transmission: (212) 701-7636
(eligible institutions only)

To confirm receipt of facsimile only: (212) 701-7600

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby represents that he or she is the subscriber under a Subscription Agreement representing ____________ shares and that such Subscription Agreement cannot be delivered to the Subscription agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to subscribe for the Basic Subscription Amount and the Oversubscription Amount, to the extent that any shares remain available, as set forth below.

No. of Shares subscribed for pursuant to Basic Subscription Amount:____________
       plus
No. of Shares subscribed for pursuant to Oversubscription Amount: _____________
              TOTAL:
       multiplied by the Subscription Price of $10.00 per share

             TOTAL PAYMENT DUE:                                   =============

     The undersigned understands that payment of the Subscription Price of $10.00 per share for each share of the White River Common Stock subscribed for pursuant to the Basic Subscription Amount and, if applicable, the Oversubscription Amount must be received by the subscription agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. The undersigned represents that such payment, in the aggregate amount set forth below, either (check appropriate box):

     |_|  is being delivered to Computershare Trust Company of New York herewith

     or

     |_| has been delivered separately to the Computershare Trust Company of New York; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     |_|  wire transfer of immediately available funds

     --  name of transferring institution: _____________________________________
     --  date of transfer: _____________________________________________________
     --  confirmation number (if available): ___________________________________

     |_| uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     |_|  certified check

     |_|  bank draft (cashier's check)

     |_|  U.S. postal money order

If by certified check, bank draft, or money order, please provide the following information:

     --  name of maker: ________________________________________________________
     -- date of check, draft or money order number: ___________________________ -- bank on which check is drawn or issuer of money order: ________________

Signature(s):____________________________   Address: ___________________________

             ____________________________            ___________________________

             ____________________________            ___________________________
                                                       (please type or print)

Name(s):________________________________    Telephone:__________________________

Name(s):________________________________    Telephone:__________________________
         (please type or print)                        (please type or print)

                              GUARANTEE OF DELIVERY
         (NOT TO BE USED FOR SUBSCRIPTION AGREEMENT SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to Computershare Trust Company of New York, guarantees that the undersigned will deliver to Computershare Trust Company of New York the Subscription Agreement representing the subscriptions being made hereby, with any required signature guarantees and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

                  ---------------------------------------------
                                 (Name of Firm)

                  ---------------------------------------------

                  ---------------------------------------------

                  ---------------------------------------------
                                    (Address)




                  ---------------------------------------------
                        (Area Code and Telephone Number)



Dated:______________, 2005




                  ---------------------------------------------
                             (Authorized Signature)

                  Name:
                       ----------------------------------------
                             (please type or print)


                  Title:
                        ---------------------------------------


     The institution which completes this form must communicate the guarantee to Computershare Trust Company of New York and must deliver the Subscription Agreement(s) to Computershare Trust Company of New York within the time period shown herein. Failure to do so could result in a financial loss to such institution.